Exhibit 99.2

News Release
Los Gatos, September 2005	Monolithic Power Systems
For immediate release	983 University Avenue, Building A,
Los Gatos, CA 95032 USA
T: 408 357 6600, F: 408 357 6601
www.monolithicpower.com

Monolithic Power Systems Names Rick Neely

Chief Financial Officer

LOS GATOS, Calif., September 7, 2005 — Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, is pleased to announce the appointment of Rick Neely as chief financial officer. Mr. Neely succeeds Tim Christoffersen, who announced his retirement on April 28, 2005 and plans to remain on staff for the next few months to ensure a smooth transition of the company’s financial and administrative functions.

“We are extremely pleased to have Rick join our team,” said Michael Hsing, chief executive officer of MPS. “His successful track record in global financial structuring at several leading public semiconductor companies is a perfect match for our needs as an emerging high-performance analog and mixed-signal semiconductor company. We expect Rick’s extensive financial and operational expertise to prove invaluable to MPS, as we continue to expand our operations and facilities worldwide.”

Mr. Neely has more than 24 years of financial and operations management experience in the semiconductor and electronic design automation (EDA) industries, as well as start-up company environments. He was most recently chief financial officer of NuCORE Technology, a developer of leading-edge digital and analog imaging devices for digital still and video cameras.

“I am very excited to join MPS at this stage in its development as a world-class analog and mixed-signal semiconductor company,” said Mr. Neely. “MPS combines a highly experienced application and design team with a unique process technology to deliver highly integrated, energy-efficient devices that meet precise customer requirements. The growing demand for MPS solutions is reflected in its rapid revenue growth rate. I look forward to using my semiconductor experience to help MPS continue on this development path.”

Prior to working at NuCORE, Mr. Neely was the principal of his own consulting practice. He has also served as chief financial officer of Alventive, chief financial officer and Interim chief executive officer of Beyond.com, vice president of Finance and Operations at Synopsys, and vice president and corporate controller of Heartport.

News Release
Los Gatos, September 2005	Monolithic Power Systems
For immediate release	983 University Avenue, Building A,
Los Gatos, CA 95032 USA
T: 408 357 6600, F: 408 357 6601
www.monolithicpower.com

Most notably, Mr. Neely spent 16 years, from 1980 to 1996, with Advanced Micro Devices (AMD) in a variety of senior financial management positions worldwide, as the company’s revenues grew from $200 million to $2.5 billion. He holds an MBA degree from the University of Chicago and an undergraduate degree in Economics from Whitman College.

About Monolithic Power

Monolithic Power Systems, Inc. (MPS) designs, develops and markets proprietary, advanced analog and mixed-signal semiconductors for large and high-growth markets. The company’s integrated circuits (ICs) are used in a variety of electronic products, such as notebook computers, flat panel displays, cellular handsets, digital cameras, wireless local area network (LAN) access points, home entertainment systems, and personal digital assistants (PDAs). MPS utilizes a fabless business model, manufacturing its ICs through foundry partners that employ the company’s proprietary process technology. MPS is based in Los Gatos, California, and through MPS International maintains international sales offices in Taiwan, China, Japan, and Korea.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties, including statements concerning the continued expansion of our operations and facilities, growing demand for our products, and revenue growth rate. These statements are only predictions based on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In this regard, you should specifically consider the risks identified in our most recent Quarterly Report on Form 10-Q, in the section entitled, “Risk Factors,” including the risks, uncertainties and cost of litigation and the risks related to fluctuations in our operating results from quarter to quarter and year to year.

Contact

Tim Christoffersen

(408) 357-6759